All text marked by [*] reflects portions which have been redacted and filed separately with the Securities and Exchange Commission by Novellus Systems, Inc., as part of a request for confidential treatment.


                                                                    Exhibit 99.1

                       BINDING MEMORANDUM OF UNDERSTANDING

     THIS MEMORANDUM OF UNDERSTANDING (this "MOU") is entered into between Novellus Systems, Inc. ("Novellus"), and Applied Materials, Inc. ("Applied"), as of the Effective Date (as defined below), with reference to the following facts:

                                    RECITALS

     A. Novellus and Applied (each a "Party" and collectively, the "Parties") are entering into this MOU for the major purposes of (i) resolving certain litigation, (ii) covenanting not to sue each other for Patent Infringement (as defined below) for specified periods and product categories, (iii) avoiding unnecessary future litigation by mandating cure periods prior to either Party instituting Patent Infringement actions against the other Party, and (iv) protecting each Party's respective Customers, Suppliers and Distributors (each as defined below) from certain future Patent disputes that may arise between the Parties, as set forth below.

     B. The Parties intend to enter into a definitive agreement implementing this MOU (the "Definitive Agreement") as soon as practicable, and no later than the close of business on September 24, 2004, unless an extension is agreed to by both Parties in writing, with the understanding that if a Definitive Agreement is not entered into by that date, this MOU shall be and remain legally binding between the Parties. If a Definitive Agreement is reached, it shall extinguish and supersede this MOU.

     Accordingly, the Parties hereto agree as follows:

     1. Definitions. In addition to other terms defined herein, the following terms shall have the meanings set forth below:

          "APPLIED CMP CLAIMS" means claims that any of Novellus, its Subsidiaries, Suppliers or Distributors Infringe Applied's Patents directed at CMP technology.

          "CONSUMABLES" means materials and components that either are expected to be consumed, in a period of less than one year, on a continual basis, during the operation of a product (for example, without limitation, process gasses) or are expected to be replaced periodically (but within a period of less than one year) throughout the life of the product (for example, without limitation, targets, shields, and the like). Consumables do not include Window Pads.

          "CUSTOMER" is an end-user of a Party's Product, but only to the extent of such use (for example, without limitation, if a company purchases product X from a Party and product Y from a non-Party, then that company is a Customer with respect to product X but not with respect to product Y).

          "DISTRIBUTOR" is an authorized distributor of a Party's Products to a Party's Customers or Suppliers in countries where the Party does not sell to Customers directly or through a Subsidiary, but only to the extent of such distribution (for example, without limitation, Company A is a distributor to a Customer of a Party; if Company A is also a distributor to a different company that is not a Customer of a Party because it distributes product B to such other company, then, with respect to product B, Company A is not a Distributor). However, notwithstanding the provisions of this definition, (i) authorized distributors of Novellus's CMP products as of the Effective Date may include authorized distributors in countries where Novellus sells to Customers directly or through a Subsidiary and (ii) authorized distributors of entities acquired by a Party after the Effective Date (which acquisition results in "control" over such entity, as defined in the definition of Subsidiary) may include authorized distributors in countries where the acquiring Party sells to Customers directly or though a Subsidiary.

          "EFFECTIVE DATE" means September 3, 2004.

          "EXCLUDED PRODUCT AREAS" means specifically identifiable and reasonably distinguishable product areas in which neither Party or only one Party engages in business as of the Effective Date. A non-exclusive list of Excluded Product Areas includes (1) stand-alone wet-cleaning, (2) ion implant, (3) flat panel display processes and production equipment, (4) stand-alone metrology and optical or e-beam inspection of wafers or masks,
     (5) mask writing, (6) photoresist strip, (7) etch, (8) epitaxial deposition and (9) RTP (Rapid thermal processing). For the avoidance of doubt, the following areas, without limitation, shall conclusively be deemed to not be Excluded Product Areas: (1) integrated anneal, (2) CVD (Chemical vapor deposition), (3) PVD (Physical vapor deposition), (4) PECVD (Plasma-enhanced chemical vapor deposition), (5) HDP-PECVD (High density plasma-enhanced chemical vapor deposition), (6) ALD (Atomic layer deposition), (7) ECD (Electrochemical deposition) and (8) CMP (Chemical mechanical planarization) (except for Permitted Applied CMP Claims and Permitted Novellus CMP Claims).

          "EXCLUDED REPLACEMENT PARTS" means the following components, in complete or essentially complete (i.e., incomplete in only a DE MINIMUS respect) form: (1) chambers, (2) mainframes, (3) platforms and (4) Window Pads.

          "EXCLUDED SUPPLIES" means the following components, in complete or essentially complete (i.e., incomplete in only a DE MINIMUS respect) form:
     (1) chambers, (2) mainframes, (3) platforms and (4) Window Pads.

          "EXISTING PRODUCT" means a product, process, Consumable, or tool (and features incorporated in the foregoing) that, (A) with respect to hardware, was sold or shipped as of the Effective Date, or one product per Party subject to a purchase option in effect as of the Effective Date with a ship date not later than


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

     December 31, 2004 (including, in each case, sales, shipments or options on a trial or evaluation basis without consideration), by a Party to at least one Customer or prospective Customer, whether in Alpha, Beta, or other stage of development and (B) with respect to processes, was documented by a Party in a formal document such as "Best Known Method," "Process of Record," or other comparable formalization and had been provided to at least one Customer of a Party as of the Effective Date. Without limitation, a product, process, Consumable, or tool (and features incorporated in the foregoing) shall presumptively be deemed to have been shipped, sold or optioned, as applicable, on or prior to the Effective Date to the extent that BONA FIDE ordinary course business documentation (purchase orders, shipping documentation, confirmations and other business paper) so states. For the avoidance of doubt, products, processes, Consumables, or tools (and features incorporated in the foregoing) owned by Subsidiaries not "controlled" (as defined in the definition of Subsidiary) by a Party as of the Effective Date shall not be Existing Products.

          "INFRINGE" or "INFRINGEMENT" means all forms of patent infringement, including direct infringement, indirect infringement, contributory infringement and inducing infringement.

          "NEW PRODUCTS" are products, processes, Consumables, or tools (and features incorporated in the foregoing) that are not Existing Products and that: (1) have a form, fit or function different from Existing Products;
     (2) are publicly announced to the industry; or (3) have had their name changed in a substantial way after the Effective Date. For the avoidance of doubt, New Products include products, processes, Consumables, or tools (and features incorporated in the foregoing) of Subsidiaries acquired after the Effective Date.

          "NOVELLUS CMP CLAIMS" means claims that Applied, its Subsidiaries, Suppliers or Distributors Infringe Novellus' Patents directed at CMP technology.

          "PARTY" and "PARTIES" includes a Party's respective Subsidiaries and successors and assigns permitted by Section 1 of Exhibit A.

          "PATENT" means all patents and patent applications, present or future, issued in the United States or any foreign country, that are assigned to, owned by, or exclusively licensed or exclusively sublicensed (with the right to sublicense or grant a covenant not to sue) to a Party or its Subsidiaries or any of their respective successors and assigns permitted by
     Section 1 of Exhibit A.

          "PRODUCT" is an Existing Product or New Product. For the avoidance of doubt, any Party's product, process, Consumable, or tool (and features incorporated in the foregoing) sold, shipped, optioned or provided to a Customer (including, in each case, sales, shipments or options on a trial or evaluation basis without consideration) must either be an Existing Product or a New Product.

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

          "SUBSIDIARY" means, with respect to a Party or other entity, an entity directly, or indirectly, that is, through one or more intermediaries, controlled or under common control with, the Party or other entity (where "control" shall mean ownership of greater than 50% of the voting power or shares entitled to vote for the election of directors or greater than 50% of the equity interest of the entity having the powers to direct management policies; provided, however, that an entity shall be deemed to be a "Subsidiary" for only so long as such ownership or control exists, and an entity may become a "Subsidiary" after the Effective Date if such ownership or control is thereafter obtained).

          "SUPPLIER" is an authorized seller or provider of components or materials for use with or in a Party's Products, other than "Excluded Supplies", but only to the extent of such sale or provision and for such use (e.g., Company W is a Supplier to a Party or a Party's Customers; if Company W is also a supplier for a company that is not a Party or a Party's Customers because it supplies product Z to such other company, then, with respect to product Z, Company W is not a Supplier).

          "WINDOW PADS" means (i) polishing systems or methods that use a polishing pad or pads that have at least one solid light transmissive portion, (ii) polishing pads that have at least one solid light transmissive portion and (iii) methods for making polishing pads that have at least one solid light transmissive portion, it being understood that, without limitation, the insertion of an optical fiber or fibers through a hole in a polishing pad does not constitute "at least one solid light transmissive portion". However, the insertion of an optical fiber or fibers through a hole in a polishing pad that otherwise contains a solid light transmissive portion shall not exclude such a polishing pad from the scope of this provision.

          "WINDOW PAD CLAIMS" means claims that Novellus, its Subsidiaries, Suppliers or Distibutors Infringe any of the claims in Applied's Patents that require Window Pads. It is understood that a Window Pad claim cannot lie against a product, system or method that lacks a Window Pad as defined herein.

     2. Dismissal of Litigation. The Parties agree to enter into a dismissal with prejudice of the litigation entitled Novellus Systems, Inc. v. Applied Materials, Inc., Civil Action No. C 97-20551 RMW, Applied Materials, Inc. v. Novellus Systems, Inc., Civil Action No. C 97-20523 RMW, and any and all other pending Patent litigation between the Parties (collectively, the "Civil Actions."). Such dismissal shall be mutual and shall be filed no later than September 23, 2004. Each Party shall bear its own costs of suit and attorneys fees incurred in connection with the Civil Actions.

     3. Payments. In partial consideration for the dismissal of claims, the releases and the covenants granted or contemplated herein, Applied shall pay to Novellus eight million dollars (U.S. $8,000,000.00) by wire transfer no later than September 24, 2004, and hereby releases Novellus from all amounts accrued, accruable, owed or claimed to be owed under the Settlement Agreement between them dated May 4, 1997 (the "TEOS Agreement"), as of the Effective Date, including Applied's claim that three million five hundred thousand dollars (U.S. $3,500,000.00) is owed by Novellus.

     4. Amendment and Restatement of TEOS Agreement. As of the Effective Date, the TEOS Agreement is hereby amended and restated to cause the license of the `526 Patent (as defined in the TEOS Agreement) to Novellus, and the cross license of Novellus CVD Patents and Applied CVD Patents (each as defined in the TEOS Agreement), in each case to be fully-paid, royalty free and (except as set in this Paragraph 4) irrevocable (for the avoidance of doubt, it being understood that no further payments for past or future licenses under the TEOS Agreement are or will be owed). In addition, the following provisions of the TEOS Agreement shall be terminated or modified as follows: the agreement will be terminable only for material breach by, or bankruptcy (or like events) of, a Party, subject to a thirty (30) day cure period; all rights of Applied to terminate the license based upon Novellus's merger or acquisition of or by other entities shall be eliminated; the licenses shall not be assignable, other than in connection with the acquisition of a Party by merger or comparable corporate transaction; and the other provisions of the TEOS Agreement are deemed modified as necessary to be consistent with this Paragraph (including by deleting the following paragraphs of such agreement: 2, 3 (b, c, d, e, f, g), 8(a), and 8(c) and making conforming changes to the definitions in paragraph 1 thereof).

     5.   Five-Year Covenant Not to Sue For Existing Products.

          (a) Existing Products Covenant Not To Sue Period. The Parties hereby covenant not to sue or threaten to sue (i) each other or (ii) each other's Customers, Suppliers or Distributors for Infringement of any of their respective Patents by any Existing Products of the other Party for a period of five (5) years commencing on the Effective Date (the "Existing Products Covenant Not To Sue Period"). The claims so barred are referred to as "Existing Product Claims".

          (b) No Accrual of Damages. The Parties hereby waive any claim for damages or other remedy that would otherwise accrue for Infringement during the Existing Products Covenant Not To Sue Period with respect to Existing Product Claims.

          (c) Limitation on Existing Products Covenant. The covenants set forth in Paragraphs 5(a) and 5(b) do not apply to the extent of (but only to the extent of) (i) claims of Infringement of the respective Patents of either Party by products that fall within the definition of any Excluded Product Area (it being understood that if only part of a product is within the definition of any Excluded Product Area, only such part is excluded from the operation of Paragraphs 5(a) and 5(b)), (ii) Window Pad Claims,
               (iii) if and when legal action is commenced to assert any Window Pad Claim, Novellus CMP Claims ("Permitted Novellus CMP Claims") and (iv) if and when legal action is commenced to assert any Permitted Novellus CMP Claims, Applied CMP Claims ("Permitted Applied CMP Claims").


          (d) Exchange of Existing Products Lists. No later than the close of business on September 24, 2004, one or both of the Parties may, but are not required to, provide the other Party or outside attorneys for the other Party a list of its Existing Products. If provided to outside attorneys, such attorneys shall hold such list in confidence and not disclose it to third parties or to the client of such attorney, without the prior written consent of the Party providing the list.

     6.   Two-Year Covenant Not To Sue For New Products.

          (a) New Products Covenant Not To Sue Period. The Parties hereby covenant not to sue or threaten to sue (i) each other or (ii) each other's Customers, Suppliers or Distributors for Infringement of any of their respective Patents by any New Products of the other Party for a period of two (2) years commencing on the Effective Date (as may be extended as provided below, the "New Products Covenant Not To Sue Period" and, together with the Existing Products Covenant Not To Sue Period, the "Covenant Not To Sue Periods"). The claims so barred are referred to as "New Product Claims". However, after the expiration of the New Products Covenant Not To Sue Period and any extensions and cure periods thereto, until the expiration of the Cure Period (as defined below, assuming for this purpose no Extended Deferral Period) to the Existing Products Covenant Not To Sue Period, any New Product Claim shall be limited to those parts of the Product that are different in a material respect from the accused Party's comparable Existing Products.

          (b) No Accrual of Damages. The Parties agree to waive any claim for damages or other remedy that would otherwise accrue for Infringement (i) during the New Products Covenant Not To Sue Period, with respect to New Product Claims, and (ii) during the period in which the limit on claims referred to in the last sentence of Paragraph 6(a) is in effect, with respect to any New Product claims related to those parts of an accused Product that are not different in a material respect from the accused Party's comparable Existing Products.

          (c) Limitation on New Products Covenant. The covenants set forth in Paragraphs 6(a) and 6(b) do not apply to the extent of (but only to the extent of) (i) claims of Infringement of the respective Patents of either Party by products that fall within the definition of any Excluded Product

               Area (it being understood that if only part of a product is within the definition of any Excluded Product Area, only such part is excluded from the operation of Paragraphs 6(a) and 6(b)),
               (ii) Window Pad Claims, (iii) Permitted Novellus CMP Claims and
               (iv) Permitted Applied CMP Claims.

          (d) Extension of New Products Covenant Not To Sue Period. Provided that during the New Products Covenant Not To Sue Period neither Party gives more than one (1) written notice of Infringement to the other Party with respect to any New Product Claim that remains uncured or unresolved as of the expiration of such period (the first written notice of Infringement, with respect to each Party, a "Threshold Claim"), the New Products Covenant Not To Sue Period shall automatically be extended for one (1) additional year with respect to any New Product Claims other than the Threshold Claims of either or both Parties. In the event that during the New Products Covenant Not To Sue Period either Party gives written notice of Infringement to the other Party with respect to any New Product Claims that remains uncured or unresolved as of the expiration of the New Products Covenant Not To Sue Period other than (i.e., in addition to) the Threshold Claim (each such claim other than the Threshold Claim, an "Over Threshold Claim"), then the New Product Covenant Not To Sue Period shall not be automatically extended as provided in the preceding sentence with respect to any New Product Claims; provided, however, that with respect to each Over Threshold Claim and the Threshold Claim initiated by a Party against the other (the "Initiating Party"), notwithstanding anything else herein to the contrary, if the Initiating Party is not the prevailing Party in any ensuing litigation or legal action regarding the Over Threshold Claims or Threshold Claim, the Initiating Party shall, in addition to any other remedies or damages awarded or imposed, [*] Party, upon entry of final judgment, [*] in connection with the ensuing litigation or legal action, it being understood that nothing in this MOU shall be construed so as to create, restrict or enlarge the right of the Initiating Party [*].

          (e) [*] Meeting Regarding Further Extension. Whether or not the New Product Covenant Not To Sue Period has been extended pursuant to Paragraph 6(d), the [*] of both Parties shall, at least ninety
               (90) days prior to the expiration of the original New Products Covenant Not To Sue Period, and again, within at least ninety
               (90) days prior to the expiration of any extensions of the New Products Covenant Not To Sue Period, meet in person and discuss in good faith an extension of the New Products Covenant Not To Sue Period for an additional one (1) or two (2) years.

     7.   Cure Procedures.

          (a) Notice. For a period commencing on the Effective Date and ending at midnight Pacific time on the tenth (10th) anniversary of the Effective Date, if either Party desires to assert any claim for Infringement against the other Party or its Customers, Suppliers or Distributors, such Party shall follow the procedures set forth in this Paragraph 7 and shall give the other Party written notice of such claim (which must, to be valid, include, at a minimum (i) an identification of the patent believed to have been Infringed upon, (ii) an identification of the accused tool or process;
               (iii) information sufficient for the Party accused (or the Party whose Customers, Suppliers or Distributors are accused) of Infringement to make a reasonable determination of the nature of the accused Infringement; and (iv) an assertion as to whether the accused Product(s) is an Existing Product or a New Product) (an "Infringement Claim Notice"). An Infringement Claim Notice that asserts both New Product Claims and Existing Product Claims shall be treated as two separate notices, one pertaining to the New Product Claims and the other to Existing Product Claims. If an Infringement Claim Notice is given prior to the expiration of the Covenant Not To Sue Period applicable to the claims asserted by such notice, then such notice shall not become effective during the applicable Covenant Not To Sue Period, but shall only become effective after (but not before) the expiration of the applicable Covenant Not To Sue Period, immediately after which expiration such notice will become effective. If an Infringement Claim Notice is given after the expiration of the Covenant Not To Sue Period applicable to the claims asserted by such notice, then such notice shall become effective upon receipt thereof.

          (b) Deferral Period. If the alleged Infringement claim is not resolved by the Parties within sixty (60) days after the applicable Infringement Claim Notice becomes effective (during which sixty (60) day period the [*] of each Party shall at least once meet in person to discuss the matter), then, not earlier than one (1) year after the expiration of such sixty (60) day period (the one (1) year period following such sixty (60) day period, the "Deferral Period"), the Party asserting the Infringement claim may, subject to the other limitations contained in this MOU, commence with legal action on the Infringement claim.

          (c) Extended Deferral Period for Consumables. In the event the Infringement Claim Notice asserts a New Product Claim that accuses a Supplier of Consumables of Infringing one or more of the accusing Party's Patents that contains claims directed solely to the Consumable (a "Consumables Claim"), then, subject to timely payment of a Consumables Royalty (as defined in Paragraph
               9) by the applicable Party, the Deferral Period shall be extended by one additional year (such additional year, the "Extended Deferral Period").

          (d) No Accrual of Damages. The Parties agree to waive any claim for damages or other remedy that would otherwise accrue for Infringement during the period commencing on the effective date of the applicable Infringement Claim Notice and ending one (1) year (or, with respect to any Consumables Claim as to which an Extended Deferral Period applies, two (2) years) after the expiration of the sixty (60) days referenced in Paragraph 7(b) (such one or two year, as applicable, and sixty day period, the "Cure Period") on account of New Product Claims (including Consumables Claims) or Existing Product Claims; provided, however, that the waiver of damages shall not impair any obligation to pay a Consumables Royalty.

          (e) [*] Meeting. At least ninety (90) days prior to the tenth (10th) anniversary of the Effective Date, the [*] of each Party shall meet in person and discuss in good faith an extension of the Cure Period and the application of Paragraphs 7(a) through 7(f) for an additional period of time to be determined.

          (f) Limitations on Cure Period. The covenants contained in this Paragraph 7 do not apply as to any claim permitted pursuant to Paragraphs 5(c) or 6(c).

     8. Customer Support. The Parties may, during and after the expiration of all Covenant Not To Sue Periods and Cure Periods, continue to provide support to Customers for all Products sold by them during any Covenant Not To Sue Period or Cure Period, including, without limitation, by providing their Customers with replacement parts for Products sold during such periods (such replacement parts for Products sold during such periods, other than Excluded Replacement Parts, hereinafter "Replacement Parts") and, subject to the provisions of this MOU, facilitating the provision by the Party or Suppliers of Consumables to Customers. Neither Party shall seek an injunction or other equitable relief against the other to prevent such Party from providing such support to its Customers, or against the Customers or Suppliers of the other Party to prevent or impede such Customers or Suppliers from using or supplying Products, Replacement Parts or Consumables sold or supplied to Customers for use during the Covenant Not To Sue Periods or Cure Periods. Only after the expiration of the applicable Covenant Not To Sue Period and any period in which damages are waived shall a Party be entitled to make a claim that any Replacement Part itself Infringes either Party's Patents (a "Replacement Part Infringement Claim"), provided that the procedure specified in Paragraph 9 below shall be followed. This Paragraph 8 does not apply to any claim permitted by Paragraphs 5(c) or 6(c).

     9. Arbitration for Consumables Claims and Replacement Parts Claims. During (i) any Extended Deferral Period, as the exclusive remedy for Consumables Claims, and (ii) after any applicable Covenant Not To Sue Periods and any period in which damages are waived, as the exclusive remedy for

          Replacement Part Infringement Claims (it being understood that during any Covenants Not To Sue Periods or period in which damages are waived no Replacement Part Infringement Claims may be asserted), the Parties shall submit to binding arbitration by Judge Eugene Lynch of Joint Arbitration and Mediation Service ("JAMS") (or, if he for any reason is not available, Judge Edward Infante of JAMS, or, if he for any reason is not available, each Party shall submit a list a five (5) names of preferred JAMS arbitrators to an independent JAMS arbitrator, who shall ascertain whether there are any common names on such lists; if there are common names, the independent JAMS arbitrator shall select any of such commonly named persons at random, and such person shall be the substitute for Judge Lynch and/or Judge Infante; if there are no common names, the Parties shall repeat the foregoing procedure at least two (2) additional times; if no substitute is chosen at such point, each Party shall select one JAMS arbitrator unrelated to the proceedings, and the two arbitrators so selected shall chose the substitute) for the purposes of determining (a) whether any of the applicable Replacement Parts and/or Consumables, as applicable, Infringes either Party's Patents, (b) the validity of the Patent claimed to be Infringed, (c) the enforceability of such Patent and (d) if such Patent was Infringed and is both valid and enforceable, what reasonable royalty shall be paid to the Party bringing the Replacement
          Part Infringement Claim for the use of the Replacement Parts after the Effective Date (but not during any period during which damages are waived) and/or the Consumables Infringement Claim for the Extended Deferral Period (a "Consumables Royalty"), as applicable, but for no other purposes; it being understood that, with respect to any Consumables Claims, the Party bringing such claim shall not be required to comply with, nor shall Judge Lynch (or any substitute) require that, the provisions of this Paragraph 9 and any Consumables Royalty assessed as remedy pursuant thereto, be extended beyond the Extended Deferral Period. This Paragraph 9 does not apply to any claim permitted by Paragraphs 5(c) or 6(c).

     10. Customer Protection. The Parties agree not to sue or threaten to sue any Customer of the other for (i) Infringement of any of their Patents by any of the other's Products sold or shipped to a Customer during either Covenants Not To Sue Periods or a Cure Period or (ii) use of such Products, and, in each case, to waive any damages or other remedies that would otherwise accrue during such periods on account of such claims. Such covenant shall apply both during all applicable Covenants Not To Sue Periods and thereafter.

     11. Window Pad Claims. If Applied brings any Window Pad Claims and is not the prevailing Party in any ensuing litigation or legal action regarding such Claims, it shall, in addition to any other remedies or damages awarded or imposed, with respect to each such claim in which it is not the prevailing party, [*] upon entry of final judgment, [*] in such claim in connection with the ensuing litigation or legal action.

     12. Scope of Covenants. The Parties agree that this MOU is also, and shall cause it to be, binding on their respective Subsidiaries and permitted successors and assigns, subject to any express limitations contained in Section 1 of Exhibit A.

     13. Release. Each Party (and its respective past, present, and future officers, directors, shareholders, agents, employees, representatives, accountants, and attorneys) hereby releases, waives, acquits and forever discharges the other (and its respective past, present, and future officers, directors, shareholders, agents, employees, representatives, accountants, and attorneys), and its Customers, Suppliers and Distributors, from any and all actions, claims, contracts, liabilities, debts, demands, obligations, costs, fees (attorney's and other) and damages of all kinds, whether known or unknown, suspected or unsuspected, contingent or absolute, and whether existing in the past or the present or the future, which arose under or relate to in any way or to any extent an allegation of Infringement by any of the other Party's Products (including, without limitation, the Civil Actions), in each case based in whole or in part on any act, event, occurrence, transaction, or omission which took place on or before the Effective Date, but excluding from such releases: (W) claims of Infringement of the respective Patents of either Party by products that fall within the definition of any Excluded Product Area (it being understood that if only part of a product is within the definition of any Excluded Product Area, only such part is excluded from the operation of this release), (X) Window Pad Claims, (Y) if and when they arise, Permitted Novellus CMP Claims, or (Z) if and when they arise, Permitted Applied CMP Claims, in the case of clauses (Y) and (Z), including such claims that arose or relate to any act, event, occurrence, transaction, or omission which took place on or before the date such claims became Permitted Novellus CMP Claims or Permitted Applied CMP Claims). The Parties expressly waive any right that they may have under the laws or statutes of any jurisdiction which limits the extension of a general release to certain types of claims, such as California Civil Codess. 1542 which provides that: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." For the avoidance of doubt, the fact that a particular allegation of Infringement relates to acts, events, occurrences, transactions, or omissions some of which took place on or before the Effective Date and some of which took place after the Effective Date shall not be construed as a release as to the acts, events, occurrences, transactions, or omissions that took place after the Effective Date.

     14. Binding Contract. This MOU is a legally binding contract. The Parties shall use their commercially reasonable best efforts to negotiate and enter into the Definitive Agreement as promptly as practicable and no later than the close of business on September 24, 2004, but failure to do so shall not (i) result in any liability to either Party or (ii) impair the binding and enforceable character of this MOU.

     15.  Miscellaneous. EXHIBIT A is incorporated herein by this reference.

IN WITNESS WHEREOF, the Parties have executed this MOU as of the Effective Date.


NOVELLUS SYSTEMS, INC.                    APPLIED MATERIALS, INC.

By: /s/ Wilbert van den Hoek              By: /s/ MR Splinter
   ---------------------------------          ---------------------------------

Its: CTO AND EVP                          Its: CEO
    --------------------------------          ---------------------------------
               (Title)                                   (Title)

Date: September 19, 2004


APPROVED AS TO FORM:

/s/ Jonathan H. Steinberg  9/20/04
----------------------------------
Jonathan Steinberg, Esq.

/s/ Matthew Powers
------------------------
Matthew D. Powers, Esq.

                                    EXHIBIT A

                            MISCELLANEOUS PROVISIONS

     Section 1.

     (a) No Party may assign any of its rights under this MOU, or delegate any performance of its obligations under this MOU, except with the prior written consent of the other Party, which it may give or withhold in its sole discretion (subject to the balance of this Section 1). All assignments of rights and delegations of obligations are prohibited under this subsection, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law or any other manner. For purposes of this Section 1, a "change of control" (as defined below) is deemed an assignment of rights and a delegation of performance of obligations, and a "merger" refers to any merger in which a Party participates, whether or not it is the surviving or disappearing corporation. Any purported assignment of rights or delegation of performance in violation of this Section 1 is void.

     (b) Notwithstanding the foregoing Section 1(a), either Party hereto may assign its rights and delegate its performance of obligations under this MOU, without the prior written consent of the other Party, if such Party experiences a "change of control" (as hereinafter defined) and the other conditions set forth in this Section 1 are fulfilled. For purposes of this MOU, a change of control of a Party shall be deemed to have occurred at such time as: (i) any person or entity (or "group" of persons or entities, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall have acquired (whether by way of merger, consolidation, amalgamation, other corporate transaction, purchase or in any other manner) beneficial ownership (within the meaning of Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended) of securities of the applicable Party (or other securities convertible into such securities) representing more than fifty percent (50%) of the combined voting power of all outstanding securities of such Party entitled to vote in the election of directors; or (ii) any person or entity (or "group" of persons or entities, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall have acquired all or substantially all of the assets of a Party.

     (c) The "other conditions" referred to in Section 1(b) above are that: (a) the acquiring person, entity or group in the change of control (the "Acquiror") expressly agrees in writing to be bound by each and every term and condition of this MOU, and be liable for each and every liability and obligation of the acquired Party hereunder, and (b) the Acquiror provides written notice to the other Party of the fact of the acquisition and the identity of the Acquiror within five (5) business days of the closing of any such change of control. If an assignment of rights is permitted and occurs pursuant to this Section 1, a contemporaneous delegation is deemed to have occurred and the assignee is deemed to have assumed the assignor's performance obligations in favor of the nonassigning party, but without releasing the assigning party of any obligations or liabilities hereunder.

     (d) Notwithstanding the foregoing, the rights and obligations set forth in this MOU will not be assignable by either Party as a debtor-in-possession, or by a bankruptcy trustee or receiver, to any third party in connection with any proceeding under applicable bankruptcy law.

     (e) Assuming the "other conditions" referred to above are complied with, if, in addition, an Acquiror expressly agrees in a writing delivered to all Parties prior to the consummation of the change of control that that the definition of the term "Patents" in this MOU shall include all of the Acquiror's and its Subsidiaries' existing and future Patents (a "Patent Undertaking"), then, upon the consummation of the change of control, the Acquiror shall be entitled to assert the protections of this MOU, subject to all limitations herein, as if it were the Party being acquired, other than Paragraph 5 ("5-Year Covenant Not to Sue For Existing Products") and any associated Cure Period provisions, it being understood that the products, processes, Consumables, or tools (and features incorporated in the foregoing) of the Acquiror shall, in this case, be deemed New Products. For example, in such case all of the Acquiror's products shall be protected as if they were a Party's New Products, subject to the terms, conditions and limitations herein. If the Acquiror does not give a Patent Undertaking, then, assuming the "other conditions" referred to above are complied with, upon the consummation of the change of control, the definition of the terms "Patents", "Existing Products" and "New Products" shall thereafter be deemed to include solely those Patents, Existing Products and New Products which, immediately prior to the change of control, the Party acquired by the Acquiror would then properly be bound by or could properly assert. For example, although the Acquiror will be able to assert the benefits of this MOU as to the Existing Products and New Products of the Party that it acquired, as they existed immediately prior to the change of control, it shall not be entitled to assert this MOU as to its own products; nor will it be obligated to observe the restrictions herein as to its own Patents; provided, however, that to the extent either Existing Products or New Products of the Party acquired, as they existed immediately prior to the change of control, are re-sold, without substantial modification, by the Acquiror (regardless of the name under which they are sold), or are included, without substantial modification, into a product suite of the Acquiror, then such Existing Products and New Products shall continue to be entitled to the protections of this MOU. Nothing in this
Section 1(e) shall affect any disputes or legal actions in effect by a Party against an Acquiror prior to the date of the change of control.

     Section 2. The Parties, and each of them, represent and warrant to the other that: they have the corporate power and authority to enter into this MOU; this MOU has been duly authorized, executed and delivered by such Party, including the releases and covenants contained herein, and that they and their counsel have the authority to execute and file the stipulated dismissal referred to in Paragraph 2 of this MOU; that the execution, delivery and performance of this MOU does not and will not violate or breach (a) the article of incorporation or bylaws of such Party, or (b) any contract, agreement, judgment, order or decree applicable to, or which binds, such Party; that this MOU constitutes the legal, valid, and binding obligation of each of them, enforceable in accordance with its terms this MOU shall be binding upon, and inure to the benefit of, the Parties and each of their respective Subsidiaries, divisions, officers, directors, employees, agents, attorneys, legal representatives, and (to the extent permitted by Section 1) successors, and assigns; they have not transferred or assigned or purported to transfer or assign any of the claims, causes of action, demands, costs, obligations, damages, or liabilities being released under this MOU, and each party agrees to indemnify the other from and against any claim based upon, connected with, or arising out of any such assignment or transfer or purported assignment or transfer.

         Section 3. Except as otherwise provided herein, the terms and provisions of this MOU and the negotiations and communications leading to it are confidential and shall not be disclosed by any Party to anyone other than counsel for such Party. The foregoing notwithstanding, each Party may (a) disclose to third parties only the fact that the Parties have settled and dismissed the above-referenced litigations with prejudice and that each Party is to bear its own costs and fees; (b) disclose this MOU and its terms to a third party in connection with a financing, merger or acquisition, or stock offering; provided, that, except for portions of this MOU that have been disclosed publicly in compliance with this Section 3, the Party seeking to disclose this MOU shall use [*] MOU in connection with such transaction to agree to a confidentiality agreement covering this MOU [*], it being understood that [*] regarding any disclosure pursuant to this clause (b) or to provide copies of a confidentiality agreement referred to herein, if one is entered into, nor will the [*] for failure to obtain the aforementioned confidentiality agreement; (c) make such disclosures of this MOU and its terms as are mutually agreed upon by all Parties in writing; (d) make such disclosure of this MOU and its terms as are required under Securities and Exchange Commission rules and regulations; (e) issue a press release in form and substance agreeable to them mutually; and (f) make such other disclosure of the MOU and its terms as are required by law, provided that (A) with respect to clause (d), it is understood that each Party [*] and that each Party shall [*] provided by the other Party [*] regarding the content of the disclosure required and whether [*], it being understood that neither Party is [*], and (B) respect solely to this clause (f), the Party required to make the disclosure shall notify all other Party at least fourteen
(14) days in advance of any such disclosure, shall allow the other Party to intervene in any proceeding (at such other Parties' own cost and expense, in a reasonable manner, and in consultation with all Parties hereto) to protect the confidentiality of this MOU and its terms, and shall undertake reasonable efforts ([*] that would reasonably result in [*]) to require the continued confidentiality of this MOU and its terms (for example, by requesting that [*]. Notwithstanding the foregoing, all portions of this MOU that have been publicly disclosed in compliance with this Section 3 shall no longer be subject to the limitations on disclosure in this Section 3.

     Section 4. This MOU and the dismissals, as well as the fact that the Parties have entered into this MOU and the dismissals, shall not be admissible against either Party for any purpose in any future litigation between the Parties except to enforce the terms of the MOU. Nothing herein shall be construed as an admission of liability on the part of any Party hereto. In addition, neither Party shall assert that compliance with this MOU or any Definitive Agreement supports in any way a defense of estoppel, laches, or similar defenses; provided, however, that nothing herein shall be deemed to toll any Patent statute of limitations that is otherwise applicable. Any determination of as to Infringement, validity or enforceability of a Patent pursuant to the royalty arbitration provided for in Paragraph 9 of this MOU, and any royalties paid pursuant thereto, shall not have legal effect (whether by way of claim or issue preclusion or otherwise) in any court proceeding that may arise in connection with the Patents at issue in the arbitration.

     Section 5. Any legal action relating to or arising out of this MOU, and all other Patent Infringement or other legal disputes or claims (whether or not related to Patents or covered by this MOU) between the Parties shall be commenced and maintained in the sole and exclusive IN PERSONAM jurisdiction of the United States District Court for the Northern District of California, unless subject matter jurisdiction does not lie in such court, in which case all such legal actions, disputes or claims shall be commenced and maintained in the sole and exclusive IN PERSONAM jurisdiction of the Santa Clara County Superior Court, San Jose, California. The parties hereto consent to the jurisdiction of said court, as applicable, and to service of process outside of the State of California pursuant to the requirement of such court in any matter subject to it. This MOU shall be deemed to have been entered into in the State of California and shall be interpreted and construed in accordance with the laws of the State of California applicable to agreement executed and to be performed therein by each party (and without giving effect to the conflict of laws provisions of such state).

     Section 6. Except as provided in Paragraph 11 of this MOU, in the event that either Party is required to defend any claim brought by the other Party that is released by this MOU or the subject of the covenants not to sue granted herein, the prevailing Party shall be entitled [*] to enforce this MOU.

     Section 7. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this MOU were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except where injunctive relief is expressly prohibited by this MOU, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this MOU and to enforce specifically the terms and provisions hereof in any court permitted by Section 5, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8. Unless otherwise specified herein, all notices, requests, demands, consents and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered; upon delivery when sent by express mail, courier, overnight mail or other recognized overnight or next day delivery service, charges prepaid; three (3) days following the date mailed when sent by registered or certified United States mail, postage prepaid, return receipt requested; when deposited with a public telegraph company for immediate transmittal, charges prepaid; or when sent by telecopier, with a confirmation copy sent by recognized overnight courier, next day delivery, charges prepaid, in each case addressed as follows.

                  Notices to Novellus:
                                    [*]
                                    [*]
                                    Novellus Systems, Inc.
                                    400 North First Street
                                    San Jose, CA  95134

                  With a copy to (which does not constitute notice):
                                    Morgan Chu, Esq.
                                    Jonathan Steinberg, Esq.
                                    IRELL & MANELLA LLP
                                    1800 Avenue of the Stars, Suite 900
                                    Los Angeles, California 90067-4276
                                    Facsimile:  (310) 203-7199

                  Notices to Applied:
                                    [*]
                                    [*]
                                    [*]
                                    Applied Materials, Inc.
                                    3050 Bowers Avenue, M/S 2065
                                    Santa Clara, CA 95054

                  With a copy to (which does not constitute notice):
                                    Matthew D. Powers, Esq.
                                    Jared Bobrow, Esq.
                                    WEIL GOTSHAL & MANGES LLP
                                    201 Redwood Shores Parkway
                                    Redwood Shores, CA  94065
                                    Facsimile:  (650) 802-3100

or such other address or facsimile number as may be designated by either party hereto by written notice to the other in accordance with this Section 8.

     Section 9. This MOU may not be amended, supplemented or modified, except in a writing duly signed by duly authorized officers of all Parties hereto. Any such amendment, supplement or modification shall not require additional consideration to be effective.

     Section 10. This MOU (including its exhibits, agreements and schedules attached hereto or specifically called for herein) constitutes a single integrated contract expressing the entire agreement of the Parties with respect to the subject matter hereof, and supercedes all prior or contemporaneous oral and written agreements and discussions with respect to the subject matter hereof and, except as specifically set forth herein, there are no other agreements, written or oral, express or implied, between the Parties hereto with respect to the subject matter of this MOU.

     Section 11. This MOU may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.

     Section 12. If any provision of this MOU is held to be illegal, invalid or unenforceable under any present or future law by a court of competent jurisdiction, and if the rights or obligations of any Party hereto under this MOU will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this MOU will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this MOU will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added as a part of this MOU a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 13. This MOU has been fully reviewed and negotiated by the Parties hereto and their respective counsel under the aegis of Judge Eugene Lynch of JAMS. Accordingly, in interpreting this MOU, no weight shall be placed upon which Party hereto or its counsel drafted the provision being interpreted and prior drafts of this MOU shall be disregarded and inadmissible as proof or indication of the intent of the Parties or for any other purpose in the event of any other controversy regarding the meaning, construction or interpretation of this MOU.

     Section 14. Nothing in this MOU is intended or shall be deemed to confer any rights or benefits upon any person or entity other than the Parties hereto or to make or render any such other person or entity a third-party beneficiary of this MOU.

     Section 15. No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon either party hereto unless in writing and executed by a duly authorized officer of each of the parties hereto. Neither the failure to insist upon strict performance of any of the agreements, terms, covenants or conditions hereof, nor the acceptance of monies due hereunder with knowledge of a breach of this MOU, shall be deemed a waiver of any rights or remedies that either party hereto may have or a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

     Section 16. The recitals hereto are incorporated herein as if set forth in this place.

     Section 17. Except as may be expressly set forth herein, nothing in this MOU shall be construed as:

     (a)  a transfer of any technology, trade secrets, know-how or show-how;

     (b) a warranty, representation or promise by either Party relating to any patents, including, without limitation, the validity, enforceability, scope or suitability for any purpose of any patent or the non-Infringement of intellectual property rights or other rights owned by third parties;

     (c) an obligation by either Party to furnish any manufacturing or technical information to the other Party;

     (d) an obligation by either Party to bring or prosecute actions or suits against third parties, or defend actions or suits brought against the other Party, or to indemnify the other Party for any reason;

     (e) imposing any liability on either Party, or conferring any right upon the other Party to recover any damages, with respect to the manufacture, use, importation or sale of products or services by the other Party or by third parties;

     (f) conferring upon either Party the right to use in advertising, publicity, or otherwise any trademark, service mark, or trade name of the other Party; or

     (g) conferring upon either Party, by implication, estoppel or otherwise, any right or license under any patents or other industrial or intellectual property rights (including, without limitation, trademarks, service marks, trade names, and copyrights) except for the rights expressly granted herein, or an inducement by either Party to the other Party to use any patents or to make, use, import or sell products covered by the other Party's patents, or an inducement of a Party's customers to purchase or otherwise use products covered by the patents of the other Party.

     Section 18. Except as otherwise expressly provided in this MOU, the following rules shall apply hereto: (i) the singular includes the plural and the plural includes the singular; (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes any permitted modifications, supplements, amendments and replacements; (iv) a reference in this MOU to a Paragraph, section or exhibit is to the Paragraph, section of or exhibit to this MOU unless otherwise expressly provided; (v) a reference to a section or Paragraph in this MOU shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or Paragraph; (vi) words such as "hereunder," "hereto," "hereof," and "herein," and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this MOU and not to any particular clause hereof; and (vii) the headings of the various Paragraphs, sections and subparagraphs and subsections of this MOU have been inserted for convenience only and shall not affect in any way the meaning or interpretation of this MOU.

                                      [End]